Exhibit 16.3

Rosenberg Rich Baker Berman & Company

380 Foothill Road

Bridgewater, NJ 08807-0483

July 7, 2005

Beverly A. Singleton

Staff Accountant

Mail Stop 3561

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

Re:	American Business Corporation

File No. 33-16417-LA

Form 8-K/A filed July 1, 2005

Dear Ms. Singleton:

I take this opportunity to respond to the letter from the above referenced Registrant dated June 30, 2005 with respect to the above referenced periodic filing under the Securities and Exchange Act of 1934, as amended (the “Form 8-K/A”) concerning the Registrant’s financial statements as of December 31, 2004 and 2003, for each of the respective years then ended and for the interim period through June 15, 2005 (the “Audit Period”). Please be advised that the statements contained in the Form 8-K/A are true and correct insofar as they relate to the lack of disagreement with our firm during the Audit Period.

Very truly yours,

/s/ Frank S. LaForgia, CPA

Member of the Firm

FSL: m

cc: American Business Corporation